NEWS RELEASE

FOR IMMEDIATE RELEASE: November 2, 2012	FOR MORE INFORMATION, CONTACT: David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Record Third Quarter 2012 Results

Strongest Quarterly Returns on Assets and Equity Since 2007

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter and nine months ended September 30, 2012, of $10.06 million and $20.14 million, respectively. Net income available to common shareholders totaled $9.84 million, or $0.47 per diluted common share, for the quarter ended September 30, 2012. Net income available to common shareholders totaled $19.35 million, or $1.00 per diluted common share, for the nine months ended September 30, 2012. Net income for the quarter and nine months ended September 30, 2012, was impacted by $645 thousand and $4.23 million, respectively, in merger related expenses. Excluding nonrecurring income and expense items, core earnings for the quarter and nine months ended September 30, 2012, totaled $9.42 million and $21.70 million, respectively.

President and CEO John M. Mendez commented, “We are very pleased with the results of third quarter operations. Significant improvements were seen in a number of areas. Record quarterly earnings include the impact of a favorable conversion adjustment; however, core earnings likewise set new records. Results from our two second quarter acquisitions have exceeded our expectations and are contributing well ahead of plan. Performance in our legacy markets remains solid despite the continued low rate environment. We remain pleased with our performance on all levels including our credit results and we look forward to continued expansion of our leverage position and returns in the coming periods.”

On October 23, 2012, the Company announced that the board of directors declared a quarterly cash dividend to common shareholders of eleven cents ($0.11) per common share. The quarterly dividend is payable to common shareholders of record on November 9, 2012, and is expected to be paid on or about November 23, 2012. The current year marks the 27th consecutive year of cash dividends to shareholders.

Third Quarter 2012 Highlights –

•	Core earnings were a record $9.42 million, an increase of $4.04 million, or 75.16%, compared with the third quarter of 2011.
•	Core return on average assets was 1.35% and core return on average tangible common equity was 16.65% for the third quarter of 2012 which are at the highest level since 2007.
•	Third quarter 2012 core diluted earnings per share of $0.44 are the highest since 2008.
•	The tax equivalent net interest margin increased 71 basis points to 4.48% for the third quarter of 2012 compared with the third quarter of 2011.
•	Net interest income was $26.46 million, an increase of $8.73 million, or 49.20%, compared with third quarter 2011.

Net Interest Income

Net interest income increased $8.73 million, or 49.20%, to $26.46 million for the third quarter of 2012 compared with the third quarter of 2011. The tax equivalent net interest margin increased 71 basis points to 4.48% for the third quarter of 2012 compared with 3.77% for the third quarter of 2011. Total interest income increased $8.49 million, or 36.82%, to $31.54 million for the third quarter of 2012 compared with the third quarter of 2011. The increase reflects the increases in loan portfolio balances from the acquisitions of Peoples Bank of Virginia (“Peoples”) and Waccamaw Bank (“Waccamaw”) during the second quarter of 2012, as well as the associated loan interest accretion stemming from those transactions. Total accretion for the third quarter approximated $3.32 million related to Peoples and Waccamaw. The tax equivalent yield on loans increased to 6.29% while the average loan balance increased $411.35 million, or 29.83%, to $1.79 billion for the third quarter of 2012 compared with the third quarter of 2011. Before the purchase accounting accretion in the Peoples and Waccamaw loan portfolios, the yield on loans and net interest margin for the current quarter were 5.55% and 3.94%, respectively.

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Total interest expense decreased $239 thousand, or 4.50%, to $5.08 million for the third quarter of 2012 compared with the third quarter of 2011. Deposit costs decreased $395 thousand, or 13.18%, to $2.60 million for the third quarter of 2012 compared with the third quarter of 2011, which was primarily due to a 28 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs increased $156 thousand, or 6.73%, to $2.47 million for the third quarter of 2012 compared with the third quarter of 2011. The average rate paid on interest-bearing liabilities decreased 29 basis points to 0.98% for the third quarter of 2012 compared with the third quarter of 2011. The average balance of interest-bearing liabilities increased $405.26 million, or 24.43%, to $2.06 billion for the third quarter of 2012 compared with the third quarter of 2011, which included a $376.05 million increase in average interest-bearing deposits and a $29.21 million increase in average total borrowings. The increases were primarily the result of the Peoples and Waccamaw acquisitions that occurred during the second quarter of 2012.

Provision for Loan Losses

The provision for loan losses for the third quarter of 2012 was $1.92 million, a slight decrease from same period in the prior year. Provision for the first nine months of 2012 decreased $2.15 million, or 32.57%, to $4.46 million for the first nine months of 2012, compared with the same period of the prior year. The third quarter of 2012 marks the eighth consecutive quarter of provision decreases when compared to the prior year’s comparable quarter.

Noninterest Income

Noninterest income increased $3.10 million, or 38.40%, to $11.16 million for the third quarter of 2012 compared with the third quarter of 2011, which was largely due to the $2.39 million correction for the prior periods’ understatement of income. The Company realized a $228 thousand net gain on sale of securities for the third quarter of 2012, which was an increase of $50 thousand, or 28.09%, compared to the third quarter of 2011. Wealth management revenues increased $137 thousand, or 15.78%, for the third quarter of 2012 compared with the third quarter of 2011. The Trust and Wealth Management Divisions reported $884 million in assets under management as of September 30, 2012. Service charges on deposit accounts increased $491 thousand, or 14.42%, for the third quarter of 2012 compared with the third quarter of 2011, and are attributable to the addition of Waccamaw. Insurance commissions increased $93 thousand, or 6.11%, to $1.62 million for the third quarter of 2012 compared with the same quarter of 2011. The Company incurred other-than-temporary impairment charges of $942 thousand related to a non-Agency mortgage-backed security for the third quarter of 2012.

The $2.39 million correction included in other noninterest income was discovered through the Company’s core operating system conversion completed during the third quarter of 2012. The error was due to overstatement of loan charge-offs in periods from 2007 through 2012 resulting from not recognizing the impact of interest payments that had been applied to principal. The error resulted in overstatements of provision for loan losses and corresponding understatement of pre-tax income of $938 thousand, $639 thousand, and $321 thousand during 2011, 2010, and 2009, respectively. The total of periodic charge-off overstatements from 2007 to 2011 approximated $2.39 million.

Noninterest Expense

Noninterest expense increased $4.27 million, or 26.56%, to $20.33 million for the third quarter of 2012 compared with the third quarter of 2011, due largely to the Peoples and Waccamaw acquisitions. Salaries and employee benefits increased $2.45 million, or 29.15%, to $10.86 million for the third quarter of 2012 compared with the third quarter of 2011. The Peoples and Waccamaw acquisitions accounted for an increase in salaries and employee benefits of $299 thousand and $628 thousand, respectively, during the third quarter of 2012. Occupancy, furniture, and equipment expense increased $371 thousand, or 15.87%, to $2.71 million for the third quarter of 2012 compared with the third quarter of 2011. FDIC premiums and assessments increased $263 thousand, or 75.57%, to $611 thousand for the third quarter of 2012 compared with the third quarter of 2011. During the third quarter of 2012, the Company incurred merger related expenses of $645 thousand in connection with the acquisition of Peoples and Waccamaw. Other operating expense increased $594 thousand, or 12.60%, to $5.31 million for the third quarter of 2012 compared with the third quarter of 2011. Other operating expense included a net loss on sales and expenses associated with other real estate owned of $490 thousand for the third quarter of 2012 compared to $627 thousand for the third quarter of 2011. The efficiency ratio for the third quarter of 2012 showed improvement at 52.40% compared to 57.97% for the third quarter of 2011. Before the effects of loan accretion, the efficiency ratio would have been approximately 57.62%.

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Allowance for Loan Losses and Credit Quality on Non-covered Loans

Non-covered loans and other real estate owned are those assets not covered by the loss share agreement between the FDIC and the Bank in relation to the acquisition of Waccamaw. The allowance for loan losses on non-covered loans decreased to $25.84 million at September 30, 2012, compared with $26.21 million at December 31, 2011, and $26.41 million at September 30, 2011. The allowance for loan losses for non-covered loans as a percentage of non-covered loans decreased to 1.68% at September 30, 2012, compared with 1.88% at December 31, 2011, and 1.92% at September 30, 2011. The decrease in the ratio of allowance for loan losses for non-covered loans as a percentage of non-covered loans for the third quarter of 2012 was impacted by loans marked to fair value as part of the Peoples’ acquisition. For the third quarter of 2012, net charge-offs increased $257 thousand, or 12.88%, compared with the third quarter of 2011. Annualized net charge-offs as a percentage of average loans were 0.57% for the third quarter of 2012, which represents a slight decrease compared with 0.58% for the third quarter of 2011.

Non-covered delinquent loans, comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans measured 2.71% at September 30, 2012, compared to 2.30% for the same period of the prior year. Non-covered nonaccrual loans increased to $26.40 million at September 30, 2012, compared with $24.49 million at December 31, 2011, and $22.88 million at September 30, 2011. The increases in non-covered delinquent and nonaccrual loans are due primarily to the Peoples acquisition. At quarter end, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 1.72% and non-covered nonperforming assets as a percentage of total non-covered assets were 1.28%. Nonperforming assets included $121 thousand in unseasoned, accruing troubled debt restructurings and $9.51 million in other real estate owned, of which $3.55 million was covered under the loss share agreement, at September 30, 2012.

Balance Sheet and Capital

Consolidated assets totaled $2.77 billion as of September 30, 2012, an increase of $604.00 million, or 27.90%, compared with $2.16 billion at December 31, 2011. Consolidated liabilities totaled $2.42 billion as of September 30, 2012, an increase of $557.92 million, or 30.01%, compared with $1.86 billion at December 31, 2011. Total stockholders’ equity increased to $351.81 million as of September 30, 2012, compared with $305.73 million at December 31, 2011. Book value per as-converted common share increased to $16.50 for the quarter ended September 30, 2012, compared with $15.96 for the quarter ended December 31, 2011. Tangible book value per common share increased $0.05, or 0.44%, to $11.45 compared with the fourth quarter of 2011. During the third quarter of 2012, the Company paid an $0.11 per share cash dividend on common shares.

The Company significantly exceeds regulatory “well capitalized” targets as of September 30, 2012, with a total risk-based capital ratio of 16.01%, Tier 1 risk-based capital ratio of 14.78%, and a Tier 1 leverage ratio of 9.75%.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding our operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure that is computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

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Tangible book value per common share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

Investor Relations

The Company will host an investor and media teleconference and webcast on Friday, November 2, 2012, at 11:00 a.m. To access the teleconference, the toll-free number is (877) 407-8033. Individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s third quarter 2012 earnings press release and financial summary will be made available upon request via fax, email, or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.77 billion financial holding company and the parent company of First Community Bank. First Community Bank operates seventy-four banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank offers wealth management and investment services through its Trust Division and First Community Wealth Management, a registered investment advisory firm. The Trust Division and First Community Wealth Management managed assets with a market value of $884 million as of September 30, 2012. The Company is also the parent company of Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates six insurance offices throughout Virginia, West Virginia, and North Carolina. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands, except share and per share data)	2012	2011	2012	2011
Interest income
Interest and fees on loans held for investment	$28,275	$20,084	$68,496	$60,633
Interest on securities — taxable	1,980	1,711	6,060	6,094
Interest on securities — nontaxable	1,215	1,180	3,667	4,004
Interest on deposits in banks	66	75	177	244
Total interest income	31,536	23,050	78,400	70,975
Interest expense
Interest on deposits	2,603	2,998	7,368	10,151
Interest on short-term borrowings	675	611	1,859	1,872
Interest on long-term borrowings	1,799	1,707	5,253	5,189
Total interest expense	5,077	5,316	14,480	17,212
Net interest income	26,459	17,734	63,920	53,763
Provision for loan losses	1,916	1,920	4,458	6,611
Net interest income after provision for loan losses	24,543	15,814	59,462	47,152
Noninterest income
Wealth management income	1,005	868	2,839	2,692
Service charges on deposit accounts	3,895	3,404	10,237	9,788
Other service charges and fees	1,631	1,426	4,780	4,293
Insurance commissions	1,616	1,523	4,528	5,027
Net impairment losses recognized in earnings	(942)	(210)	(942)	(737)
Net (loss) gain on sale of securities	228	178	270	5,238
Other operating income	3,730	877	5,785	2,627
Total noninterest income	11,163	8,066	27,497	28,928
Noninterest expense
Salaries and employee benefits	10,860	8,409	27,974	26,223
Occupancy expense of bank premises	1,754	1,476	4,934	4,691
Furniture and equipment	955	862	2,741	2,686
Amortization of intangible assets	191	250	613	770
FDIC premiums and assessments	611	348	1,223	1,640
FHLB debt prepayment fees	-	-	-	471
Merger related expense	645	-	4,227	-
Other operating expense	5,309	4,715	14,938	15,380
Total noninterest expense	20,325	16,060	56,650	51,861
Income before income taxes	15,381	7,820	30,309	24,219
Income tax expense	5,322	2,502	10,171	7,422
Net income	10,059	5,318	20,138	16,797
Dividends on preferred stock	220	286	786	417
Net income available to common shareholders	$9,839	$5,032	$19,352	$16,380

Basic earnings per common share	$0.49	$0.28	$1.03	$0.92
Diluted earnings per common share	$0.47	$0.28	$1.00	$0.91
Cash dividends per common share	$0.11	$0.20	$0.32	$0.30

Weighted average basic shares outstanding	20,013,264	17,896,534	18,812,516	17,886,902
Weighted average diluted shares outstanding	21,476,497	19,205,634	20,159,386	18,533,364

Return on average assets	1.41%	0.91%	1.06%	0.99%
Return on average common equity	11.91%	6.94%	8.38%	7.76%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands, except share and per share data)	2012	2012	2012	2011	2011
Interest Income
Interest and fees on loans held for investment	$28,275	$20,853	$19,368	$19,947	$20,084
Interest on securities — taxable	1,980	2,001	2,079	2,023	1,711
Interest on securities — nontaxable	1,215	1,256	1,196	1,190	1,180
Interest on deposits in banks	66	72	39	41	75
Total interest income	31,536	24,182	22,682	23,201	23,050
Interest Expense
Interest on deposits	2,603	2,360	2,405	2,637	2,998
Interest on short-term borrowings	675	589	595	592	611
Interest on long-term borrowings	1,799	1,749	1,705	1,706	1,707
Total interest expense	5,077	4,698	4,705	4,935	5,316
Net interest income	26,459	19,484	17,977	18,266	17,734
Provision for loan losses	1,916	1,620	922	2,436	1,920
Net interest income after provision for loan losses	24,543	17,864	17,055	15,830	15,814
Noninterest Income
Wealth management income	1,005	940	894	818	868
Service charges on deposit accounts	3,895	3,329	3,013	3,450	3,404
Other service charges and fees	1,631	1,564	1,585	1,429	1,426
Insurance commissions	1,616	1,336	1,576	1,170	1,523
Net impairment losses recognized in earnings	(942)	-	-	(1,548)	(210)
Net (loss) gain on sale of securities	228	(9)	51	26	178
Other operating income	3,730	1,183	872	1,261	877
Total noninterest income	11,163	8,343	7,991	6,606	8,066
Noninterest Expense
Salaries and employee benefits	10,860	8,892	8,222	7,903	8,409
Occupancy expense of bank premises	1,754	1,654	1,526	1,589	1,476
Furniture and equipment	955	975	811	804	862
Amortization of intangible assets	191	189	233	250	250
FDIC premiums and assessments	611	290	322	344	348
Merger related expense	645	3,419	163	-	-
Goodwill impairment	-	-	-	1,239	-
Other operating expense	5,309	4,713	4,916	4,925	4,715
Total noninterest expense	20,325	20,132	16,193	17,054	16,060
Income before income taxes	15,381	6,075	8,853	5,382	7,820
Income tax expense	5,322	1,997	2,852	2,151	2,502
Net income	10,059	4,078	6,001	3,231	5,318
Dividends on preferred stock	220	283	283	286	286
Net income available to common shareholders	$9,839	$3,795	$5,718	$2,945	$5,032

Basic earnings per common share	$0.49	$0.20	$0.32	$0.16	$0.28
Diluted earnings per common share	$0.47	$0.20	$0.31	$0.17	$0.28
Cash dividends per common share	$0.11	$0.11	$0.10	$0.10	$0.10

Weighted average basic shares outstanding	20,013,264	18,561,714	17,849,376	17,849,286	17,896,534
Weighted average diluted shares outstanding	21,476,497	19,909,242	19,189,923	19,159,090	19,205,634

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
(Amounts in thousands, except per share data)
Net income, GAAP	$10,059	$5,318	$20,138	$16,797
Non-GAAP adjustments:
Net impairment losses recognized in earnings	942	210	942	737
Net loss (gain) on sale of securities	(228)	(178)	(270)	(5,238)
FHLB debt prepayment fees	-	-	-	471
Merger related expense	645	-	4,227	-
Prospective correction of prior period understatement	(2,395)	-	(2,395)	-
Other noncore, nonrecurring items	-	59	-	59
Total adjustments to core earnings	(1,036)	91	2,504	(3,971)
Tax effect	(392)	34	947	(1,489)
Core earnings, non-GAAP	$9,415	$5,375	$21,695	$14,315

Core return on average assets	1.35%	0.97%	1.19%	0.87%
Core return on average common equity	11.39%	7.41%	9.39%	6.78%
Core return on average tangible common equity	16.65%	10.73%	13.63%	9.95%
Core diluted earnings per common share	$0.44	$0.28	$1.08	$0.77

FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
(Amounts in thousands)
Noninterest expense, GAAP	$20,325	$16,060	$56,650	$51,861
Non-GAAP adjustments:
FHLB debt prepayment fees	-	-	-	(471)
Merger related expenses	(645)	-	(4,227)	-
OREO expense and net loss	(490)	(627)	(1,581)	(2,626)
Other noncore, nonreccuring items	-	(77)	-	(77)
Adjusted noninterest expense	19,190	15,356	50,842	48,687

Net interest income, GAAP	26,459	17,734	63,920	53,763
Noninterest income, GAAP	11,163	8,066	27,497	28,928
Non-GAAP adjustments:
Tax equivalency adjustment	680	676	1,934	2,278
Net impairment losses recognized in earnings	942	210	942	737
Net loss (gain) on sale of securities	(228)	(178)	(270)	(5,238)
Prospective correction of prior period understatement	(2,395)	-	(2,395)	-
Other noncore, nonreccuring items	-	(18)	-	(18)
Adjusted net interest and noninterest income	36,621	26,490	91,628	80,450

Efficiency Ratio	52.40%	57.97%	55.49%	60.52%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
(Amounts in thousands)
Cash and due from banks	$44,865	$54,494	$36,555	$34,578	$38,776
Federal funds sold	93,005	64,815	61,328	1,909	103,179
Interest-bearing deposits in banks	27,359	36,856	11,729	10,807	6,365
Total cash and cash equivalents	165,229	156,165	109,612	47,294	148,320
Securities available-for-sale	517,161	526,607	478,352	482,430	449,387
Securities held-to-maturity	816	1,295	2,874	3,490	3,342
Loans held for sale	4,446	1,179	3,522	5,820	3,575
Loans held for investment, net of unearned income:
Covered under loss share agreements	223,758	238,777	-	-	-
Not covered under loss share agreements	1,539,472	1,568,312	1,386,525	1,396,067	1,374,656
Less allowance for loan losses	25,835	26,171	25,800	26,205	26,407
Loans, net	1,741,841	1,782,097	1,364,247	1,375,682	1,351,824
FDIC receivable under loss share agreements	49,477	52,067	-	-	-
Property, plant, and equipment, net	62,191	60,829	54,616	54,721	54,860
Other real estate owned:
Covered under loss share agreements	3,553	5,325	-	-	-
Not covered under loss share agreements	5,957	4,938	3,829	5,914	5,942
Interest receivable	6,038	8,396	5,886	6,193	6,264
Goodwill	104,022	99,402	83,056	83,056	83,832
Intangible assets	3,713	3,903	4,093	4,326	4,576
Other assets	108,791	109,297	96,704	101,683	111,745
Total assets	$2,768,789	$2,810,321	$2,203,269	$2,164,789	$2,220,092

Deposits:
Noninterest-bearing	$335,100	$340,895	$253,352	$240,268	$233,683
Interest-bearing	360,061	335,686	307,136	275,156	295,804
Savings	496,740	494,516	397,850	394,707	396,767
Time	872,059	934,110	621,412	633,336	664,237
Total deposits	2,063,960	2,105,207	1,579,750	1,543,467	1,590,491
Interest, taxes, and other liabilities	28,249	22,465	23,203	20,452	20,030
Securities sold under agreements to repurchase	146,904	148,367	124,266	129,208	139,510
FHLB advances	161,971	176,653	150,000	150,000	150,000
Other borrowings	15,892	15,918	15,925	15,933	15,941
Total liabilities	2,416,976	2,468,610	1,893,144	1,859,060	1,915,972

Preferred stock	17,921	18,921	18,921	18,921	18,921
Common stock	20,309	20,240	18,083	18,083	18,083
Additional paid-in capital	213,320	212,510	188,149	188,118	188,243
Retained earnings	107,055	99,418	97,588	93,656	92,498
Treasury stock, at cost	(5,446)	(5,672)	(5,721)	(5,721)	(5,651)
Accumulated other comprehensive loss	(1,346)	(3,706)	(6,895)	(7,328)	(7,974)
Total stockholders' equity	351,813	341,711	310,125	305,729	304,120
Total liabilities and stockholders' equity	$2,768,789	$2,810,321	$2,203,269	$2,164,789	$2,220,092

Shares outstanding at period end	20,086,404	20,008,181	17,849,376	17,849,376	17,869,514
Book value per common share at period end (1)	$16.50	$16.03	$16.19	$15.96	$15.86
Tangible book value per common share at period end (2)	$11.45	$11.19	$11.64	$11.40	$11.25

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

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FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2012	2012	2012	2011	2011
Allowance for Loan Losses on Non-covered Loans
Beginning balance	$26,171	$25,800	$26,205	$26,407	$26,482
Provision for loan losses	1,916	1,620	922	2,436	1,920
Charge-offs	(2,613)	(1,613)	(1,562)	(2,915)	(3,062)
Recoveries	361	364	235	277	1,067
Net charge-offs	(2,252)	(1,249)	(1,327)	(2,638)	(1,995)
Ending balance	$25,835	$26,171	$25,800	$26,205	$26,407

Summary of Asset Quality
Non-covered loans
Nonaccrual loans	$26,404	$27,947	$24,617	$24,487	$22,877
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs") (1)	121	469	2,668	600	964
Total non-covered nonperforming loans	26,525	28,416	27,285	25,087	23,841
Other real estate owned ("OREO") not covered under FDIC loss share agreements	5,957	4,938	3,829	5,914	5,942
Total non-covered nonperforming assets	$32,482	$33,354	$31,114	$31,001	$29,783
Covered Loans
Nonaccrual loans	$2,747	$-	$-	$-	$-
Accruing loans past due 90 days or more	-	-	-	-	-
Total covered nonperforming loans	2,747	-	-	-	-
OREO covered under FDIC loss share agreements	3,553	5,325	-	-	-
Total covered nonperforming assets	6,300	5,325	-	-	-
Total nonperforming assets	$38,782	$38,679	$31,114	$31,001	$29,783

Performing TDRs (2)	$6,742	$6,995	$7,052	$8,854	$11,234
Total TDRs (3)	$6,863	$7,464	$9,720	$9,454	$12,198

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	1.72%	1.81%	1.97%	1.80%	1.73%
Nonperforming assets to total assets	1.28%	1.30%	1.41%	1.43%	1.34%
Allowance for loan losses to nonperforming loans (4)	97.40%	92.10%	94.56%	104.46%	110.76%
Allowance for loan losses to non-covered total loans	1.68%	1.67%	1.86%	1.88%	1.92%
Annualized net charge-offs to average loans	0.57%	0.38%	0.38%	0.76%	0.58%
Including covered assets
Nonperforming loans to total loans	1.66%	1.57%	1.97%	1.80%	1.73%
Nonperforming assets to total assets	1.40%	1.38%	1.41%	1.43%	1.34%
Allowance for loan losses to nonperforming loans	88.26%	92.10%	94.56%	104.46%	110.76%
Allowance for loan losses to total loans	1.47%	1.45%	1.86%	1.88%	1.92%

(1)	Accruing TDRs restructured within the past six months
(2)	Accruing TDRs with six months or more of satisfactory payment performace
(3)	Accruing nonperforming and performing TDRs
(4)	In accordance with GAAP, the Company recorded no allowance for the Peoples' loan portfolio because the fair value of the acquired loans incorporates assumptions regarding credit risk. The Company recorded an initial fair value adjustment of approximately $17.43 million on the loans acquired from Peoples in the second quarter of 2012.

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Selected Ratios
Return on average assets	1.41%	0.65%	1.06%	0.54%	0.91%
Return on average common equity	11.91%	5.00%	7.88%	4.06%	6.94%
Net interest margin	4.48%	3.93%	3.91%	3.93%	3.77%
Efficiency ratio for the quarter	55.49%	57.58%	57.18%	56.73%	57.97%
Efficiency ratio year-to-date	52.40%	57.38%	57.18%	59.56%	60.52%
Total equity to total assets	12.72%	12.16%	14.08%	14.12%	13.70%
Average earning assets to average assets	87.02%	87.68%	88.24%	88.27%	88.39%
Average loans to average deposits	87.88%	88.57%	89.85%	89.45%	87.15%

(Amounts in thousands)
Average Balances
Loans	$1,790,489	$1,512,451	$1,394,246	$1,392,650	$1,379,144
Investment securities	528,126	490,219	481,595	479,638	417,291
Earning assets	2,408,442	2,069,799	1,918,366	1,913,768	1,936,720
Total assets	2,767,790	2,360,567	2,174,004	2,168,166	2,191,145
Total deposits	2,037,467	1,707,613	1,551,728	1,556,990	1,582,481
Interest-bearing deposits	1,733,987	1,437,548	1,312,865	1,320,186	1,357,938
Borrowings	329,958	303,474	290,015	295,303	300,751
Interest-bearing liabilities	2,063,945	1,741,022	1,602,880	1,615,489	1,658,689
Stockholders' equity	347,637	323,994	310,795	306,779	306,524
Tax equivalent net interest income	27,139	20,206	18,660	18,947	18,410

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FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended September 30,
	2012			2011
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$1,790,489	$28,305	6.29%	$1,379,144	$20,126	5.79%
Securities available-for-sale	525,151	3,819	2.89%	413,538	3,447	3.31%
Securities held-to-maturity	2,975	26	3.48%	3,753	78	8.25%
Interest-bearing deposits	89,827	65	0.29%	140,285	75	0.21%
Total earning assets	2,408,442	32,215	5.32%	1,936,720	23,726	4.86%
Other assets	359,348			254,425
Total assets	$2,767,790			$2,191,145

Liabilities
Interest-bearing deposits
Demand deposits	$335,299	$49	0.06%	$279,722	$80	0.11%
Savings deposits	500,761	171	0.14%	403,688	171	0.17%
Time deposits	897,927	2,384	1.06%	674,528	2,747	1.62%
Total interest-bearing deposits	1,733,987	2,604	0.60%	1,357,938	2,998	0.88%
Borrowings
Retail repurchase agreements	88,484	120	0.54%	84,813	126	0.59%
Wholesale repurchase agreements	58,195	544	3.72%	50,000	474	3.76%
FHLB advances and other borrowings	183,279	1,808	3.92%	165,938	1,718	4.11%
Total borrowings	329,958	2,472	2.98%	300,751	2,318	3.06%
Total interest-bearing liabilities	2,063,945	5,076	0.98%	1,658,689	5,316	1.27%
Noninterest-bearing demand deposits	303,480			224,543
Other liabilities	25,728			1,389
Total liabilities	2,393,153			1,884,621
Stockholders' equity	347,637			306,524
Total liabilities and stockholders' equity	$2,740,790			$2,191,145
Net interest income, tax equivalent		$27,139			$18,410
Net interest rate spread (3)			4.34%			3.59%
Net interest margin (4)			4.48%			3.77%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

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FIRST COMMUNITY BANCSHARES, INC.
AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Nine Months Ended September 30,
	2012			2011
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$1,566,550	$68,610	5.85%	$1,378,540	$60,755	5.89%
Securities available-for-sale	496,854	11,547	3.10%	420,544	11,991	3.81%
Securities held-to-maturity	3,228	155	6.41%	4,203	263	8.37%
Interest-bearing deposits	66,579	177	0.36%	141,198	244	0.23%
Total earning assets	2,133,211	80,489	5.04%	1,944,485	73,253	5.04%
Other assets	302,136			260,413
Total assets	$2,435,347			$2,204,898

Liabilities
Interest-bearing deposits
Demand deposits	$305,055	$123	0.05%	$277,109	$404	0.19%
Savings deposits	439,451	400	0.12%	415,197	769	0.25%
Time deposits	751,167	6,846	1.22%	695,150	8,978	1.73%
Total interest-bearing deposits	1,495,673	7,369	0.66%	1,387,456	10,151	0.98%
Borrowings
Federal funds purchased	654	2	0.41%	-	-	0.00%
Retail repurchase agreements	78,472	343	0.58%	85,064	440	0.69%
Wholesale repurchase agreements	54,145	1,482	3.66%	50,000	1,409	3.77%
FHLB advances and other borrowings	174,627	5,284	4.04%	170,034	5,212	4.10%
Total borrowings	307,898	7,111	3.08%	305,098	7,061	3.09%
Total interest-bearing liabilities	1,803,571	14,480	1.07%	1,692,554	17,212	1.36%
Noninterest-bearing demand deposits	279,987			218,659
Other liabilities	24,241			2,454
Total liabilities	2,107,799			1,913,667
Stockholders' equity	327,548			291,231
Total liabilities and stockholders' equity	$2,435,347			$2,204,898
Net interest income, tax equivalent		$66,009			$56,041
Net interest rate spread (3)			3.97%			3.68%
Net interest margin (4)			4.13%			3.85%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

12